Exhibit 10.6
RESTRICTED STOCK AGREEMENT FOR NON-EMPLOYEE DIRECTORS
          THIS AGREEMENT, is made by and between Complete Production Services, Inc., a Delaware corporation hereinafter referred to as “Company,” and «Name», a non-employee director of the Company, hereinafter referred to as “Director” effective as of «Issuance_Date»:
          WHEREAS, the Company wishes to afford the Director the opportunity to own shares of its $0.01 par value Common Stock;
          WHEREAS, the Company wishes to carry out the Complete Production Services, Inc. 2008 Incentive Award Plan, as the same may be amended from time to time (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
          WHEREAS, the Administrator of the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the Restricted Shares provided for herein to the Director as an inducement to enter into or remain in the service of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Restricted Shares.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS
          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.
Section 1.1. Administrator
          “Administrator” shall mean the entity that conducts the administration of the Plan (including the issuance of Restricted Shares) as provided therein, and generally shall refer to the Compensation Committee of the Board, unless and to the extent (a) the Board has assumed the authority for administration of all or any part of the Plan, or (b) the Compensation Committee has delegated the authority for administration of all or part of the Plan.
Section 1.2. Board
          “Board” shall mean the Board of Directors of the Company.
Section 1.3. Code
          “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4. Common Stock
          “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
Section 1.5. Company
          “Company” shall mean Complete Production Services, Inc., a Delaware corporation, or any successor corporation.
Section 1.6. Exchange Act
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 1.7. Forfeiture Restrictions
          “Forfeiture Restrictions” shall mean the restrictions that could result in forfeiture of the Restricted Shares as set forth in Section 3.1, which restrictions lapse in accordance with Section 3.2.
Section 1.8. Non-transferable Vested Shares
          “Non-transferable Vested Shares” shall have the meaning given to that term in Section 3.4.
Section 1.9. Plan
          “Plan” shall mean the Complete Production Services, Inc. 2008 Incentive Award Plan, as amended and/or restated from time to time.
Section 1.10. Restricted Shares
          “Restricted Shares” shall mean the shares of Restricted Stock issued under this Agreement and the Plan, so long as such shares are subject to the Restrictions. Transferable Vested Shares and Non-transferable Vested Shares shall not be considered Restricted Shares hereunder.
Section 1.11. Restrictions
          “Restrictions” shall mean the vesting requirements set forth in Section 3.2, the Forfeiture Restrictions set forth in Section 3.1, and the restrictions on sale or other transfer set forth in Section 3.3.
Section 1.12. Rule 16b-3
          “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
Section 1.13. Secretary
          “Secretary” shall mean the Secretary of the Company.

Section 1.14. Securities Act
          “Securities Act” shall mean the Securities Act of 1933, as amended.
Section 1.15. Subsidiary
          “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
Section 1.16. Termination of Service
          “Termination of Service” shall mean the time when the Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Director simultaneously commences or remains in employment or service with the Company or any Subsidiary. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service.
Section 1.17. Transferable Vested Shares
          “Transferable Vested Shares” shall have the meaning given to that term in Section 3.4.
Section 1.18. Vested Shares
          “Vested Shares” shall have the meaning given to that term in Section 3.2.
ARTICLE II.
ISSUANCE OF RESTRICTED SHARES
Section 2.1. Issuance of Restricted Shares
          Effective as of the Issuance Date, the Company issues to the Director «Grant_Number» of Restricted Shares, subject to the Restrictions and the other terms and conditions set forth in this Agreement.
Section 2.2. Consideration to Company
          In partial consideration of the issuance of the Restricted Shares by the Company, the Director (i) agrees to render faithful and efficient services to the Company as a member of the Board for a period of at least one (1) year from the Issuance Date, (ii) agrees not disclose or use, directly or indirectly, any proprietary or confidential information concerning the Company so long as such information is proprietary and/or confidential, except any disclosure or use that is for the benefit of the Company and is incidental to the Director’s service with the Company, and (iii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. Nothing in the Plan or this Agreement shall confer upon the Director any right to continue as a director of the Company.

Section 2.3. Rights as a Stockholder
          Except as otherwise provided herein, effective as of the Issuance Date, the Director shall have all the rights of a stockholder with respect to the Restricted Shares, subject to the Restrictions and the requirements of Section 3.4 as to the Non-transferable Vested Shares. Thus, the Director shall have the right to vote the Restricted Shares and the Non-transferable Vested Shares and to receive all dividends or other distributions paid or made with respect to the Restricted Shares (subject to Section 3.5) and the Non-transferable Vested Shares.
ARTICLE III.
RESTRICTIONS ON SHARES
Section 3.1. Forfeiture Restrictions.
          Upon Director’s Termination of Service, all Restricted Shares outstanding as of such Termination of Service shall be automatically forfeited and cancelled, without payment of any consideration therefore, effective as of the date of such Termination of Service. By resolution, the Administrator may, on such terms and conditions as it deems appropriate, remove any or all of the Restrictions (including without limitation, the Administrator may accelerate vesting) at any time or from time to time.
Section 3.2. Lapse of Forfeiture Restrictions.
          (a) The Forfeiture Restrictions and all other Restrictions- shall lapse and the Restricted Shares shall vest in full and become “Vested Shares” on the earlier of (i) the first anniversary of the Issuance Date, or (ii) the date of the Company’s first annual meeting of stockholders following the Issuance Date at which directors are elected that is held in April, May or June, conditioned upon the Director’s continued service as a Board member through the applicable effective date of vesting. The vesting of the Restricted Shares and the removal of the Restrictions with respect to such Restricted Shares shall cease upon the Director’s Termination of Service.
          (b) By resolution, the Administrator may, on such terms and conditions as it deems appropriate, remove any or all of the Restrictions (including without limitation, the Administrator may accelerate vesting or continue the vesting of the Restricted Shares subsequent to the Director’s Termination of Service) at any time or from time to time.
Section 3.3. General Transfer Restrictions.
          Except to the extent permitted by the Plan, the Director shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign any Restricted Shares, or any rights with respect thereto. Neither the Restricted Shares nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect, except to the extent permitted by the Plan.

Section 3.4. Special Transfer Restrictions.
          Once the Forfeiture Restrictions have lapsed and the Restricted Shares have vested and become Vested Shares in accordance with Section 3.2, the Director shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign 65% of such Vested Shares until following Director’s Termination of Service (the “Non-transferable Vested Shares”). Once the Forfeiture Restrictions have lapsed and the Restricted Shares have vested and have become Vested Shares in accordance with Section 3.2, then 35% of such Vested Shares may be sold, exchanged, transferred, alienated, hypothecated, pledged encumbered or assigned by the Director, without restriction (the “Transferable Vested Shares”).
Section 3.5. Assets or Securities Issued With Respect to the Restricted Shares.
          Any and all cash dividends paid on the Restricted Shares and any and all shares of Common Stock, capital stock or other securities or other property received by or distributed to Director with respect to, in exchange for or in substitution of the Restricted Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Restrictions until such restrictions lapse or are removed pursuant to this Agreement or action by the Administrator. In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Restricted Shares, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Restricted Shares shall also be subject to the Restrictions until such Restrictions lapse or are removed pursuant to this Agreement or by action of the Administrator. Any such assets or other securities received by or distributed to Director with respect to, in exchange for or in substitution of any Restricted Shares shall be immediately delivered to the Company to be held in escrow pursuant to Section 3.6.
Section 3.6. Escrow of Shares.
          (a) The Secretary of the Company or any other person designated by the Administrator shall retain physical custody of any certificates representing the Restricted Shares, or shall maintain an account for Director evidencing the issuance of such Restricted Shares, in escrow until and to the extent (i) such Restricted Shares have vested and all Restrictions have been removed or lapsed as to such shares under this Agreement, provided, however, that only the Transferable Vested Shares may be released from escrow at such time; or (ii) such Restricted Shares have been forfeited and cancelled pursuant to Section 3.1. To ensure the delivery of Director’s Restricted Shares upon forfeiture, Director hereby appoints the Secretary of the Company or any other designated escrow agent as Director’s attorney-in-fact to assign and transfer unto the Company (or such designee), such Restricted Shares, if any, pursuant to Section 3.1. Once the Forfeiture Restrictions have lapsed and the Restricted Shares vest and become Vested Shares, the Secretary of the Company or any other person designated by the Administrator shall retain physical custody of any certificates representing the Non-Transferable Vested Shares, or shall maintain an account for Director evidencing the issuance of such Non-Transferable Vested Shares, until the Director’s Termination of Service.
          (b) The Secretary, or other escrow agent, shall not be liable for any act he or she may do or omit to do with respect to holding the Restricted Shares in escrow and while acting in good faith and in the exercise of his or her judgment.

Section 3.7. Vested Shares — Release .
          As and to the extent the Restricted Shares vest and the Restrictions lapse in accordance with the terms of this Agreement, then the Transferable Vested Shares shall be released from any escrow and delivered to the Director or for the benefit of his or her account without the legend referenced in Section 3.8, and such shares shall be free of all Restrictions hereunder. The Non-transferable Vested Shares shall continue to remain in escrow, and be subject to the transfer restrictions contained in Section 3.4 until Director’s Termination of Service, at which time such Non-transferable Shares shall be released from any escrow and delivered to the Director or for the benefit of his or her account without the legend referenced in Section 3.8, and such shares shall be free of all restrictions hereunder (including the restrictions contained in Section 3.4).
Section 3.8. Restrictive Legends and Stop Transfer Orders.
          (a) Any share certificate(s) (or electronic entry) evidencing the Restricted Shares issued hereunder shall be endorsed with the following legend and any other legend required by any applicable federal and state securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Director agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
ARTICLE IV.
OTHER PROVISIONS
Section 4.1. Administration
          The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Director, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.

Section 4.2. Withholding Taxes
          Director agrees that in the event the issuance of the Restricted Shares, or the vesting of the Restricted Shares or the expiration or removal of Restrictions thereon results in the Director’s realization of income which for federal, state, local or foreign income or employment tax purposes is, in the opinion of the Company, subject to withholding of tax at source by the Company, the Director will pay to the Company an amount equal to such withholding tax or the Company may withhold such amount from the Director’s salary or from dividends deposited with the Company with respect to the Restricted Stock. The Committee, in its discretion, may also permit the withholding or surrender to the Company of Transferable Vested Shares in payment of the tax withholding obligation to the extent permitted by the Plan.
Section 4.3. Adjustment for Stock Split etc.
          In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Restricted Shares, consistent with the terms of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Restricted Shares, to any and all shares of capital stock or other securities which may be issued in respect of, in exchange for, or in substitution of the Restricted Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
Section 4.4. Taxes Consequences; Section 83(b) Election
          Director has reviewed with Director’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Director is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Director understands that Director (and not the Company) shall be responsible for Director’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Director understands that Director will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the Restrictions applicable to such shares lapse. Director understands that Director may elect to be taxed for federal income tax purposes at the time the Shares are purchased rather than as and when the Restrictions applicable to such shares lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase.
          DIRECTOR ACKNOWLEDGES THAT IT IS DIRECTOR’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF DIRECTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON DIRECTOR’S BEHALF.
Section 4.5. Conditions to Issuance of Stock Certificates or Electronic Delivery of the Shares
          The Restricted Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares of Common Stock that have then been reacquired by the Company. The Company shall not be required to issue, deliver any certificate or certificates or electronically deliver the Restricted Shares or portion thereof prior to fulfillment of all of the following conditions, in addition to any other conditions specified in the Plan:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
          (b) The completion and continued availability of any registration or other qualification of such shares, or an exemption for issuance for such shares, under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The receipt by the Company of all amounts which, under federal, state or local tax law, it is required to withhold upon the issuance of such shares; and
          (e) The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience.
Section 4.6. Limitations Applicable to Section 16 Persons.
          Notwithstanding any other provision of the Plan or this Agreement, the Restricted Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 4.7. Notices
          Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.6 either party may hereafter designate a different address for notices to be given. Any notice, which is required to be given to the Director, shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.7 Any notice shall be deemed duly given when delivered in person or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 4.8. Titles
          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 4.9. Construction
          This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.
Section 4.10. Conformity to Securities Laws

          Director acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 4.11. Amendments
          This Agreement may not be modified or amended in any way that adversely affects the Director’s rights hereunder, except by an instrument in writing signed by the Director and by a duly authorized representative of the Company.
Section 4.12. Successors and Assigns
          The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Director and his or her heirs, executors, administrators, successors and assigns.
          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

COMPLETE PRODUCTION SERVICES, INC.
By:
Joseph C. Winkler,
Chief Executive Officer

By:
James F. Maroney,
Vice President, Secretary and General Counsel

«Name»
«Address» «City», «State» «Zip_Code»

Director’s Taxpayer Identification Number:
«Tax_ID»